UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2005

Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Adoption of Executive Incentive Performance Plan for Fiscal 2006.

On November 9, 2005, the Compensation Committee of PTC’s Board of Directors established, pursuant to the Company’s Executive Incentive Performance Plan, target incentive bonus amounts for its executive officers, including its Chief Executive Officer, for the 2006 fiscal year performance period (the “2006 EIP”). Under the 2006 EIP, the Committee determined that each participating officer’s fiscal 2006 incentive bonus would be comprised of shares of performance-based restricted stock, the restrictions on which will lapse based on achievement of the specified performance metrics, and an upside bonus payable in cash based on achievement of additional specified performance metrics.

The executive officers designated to participate in the 2006 EIP and the number of shares of restricted stock granted to each officer under the 2006 EIP are set forth below:

Name	Number of Shares Restricted Stock

C. Richard Harrison, Chief Executive Officer & President	124,395

Barry F. Cohen, Executive Vice President, Strategic Services & Partners	53,312

Paul J. Cunningham, Executive Vice President, Sales	53,312

Anthony DiBona, Executive Vice President, Maintenance	39,984

James E. Heppelmann, Executive Vice President, Software Solutions and Chief Technology Officer	53,312

Cornelius F. Moses, Executive Vice President and Chief Financial Officer	53,312

Aaron C. von Staats, Senior Vice President and General Counsel	26,656

Under the 2000 EIP, the restrictions on the shares of restricted stock will lapse only if PTC achieves specified minimum revenue and operating margin results (the “Threshold Performance Metrics”). If the Threshold Performance Metrics are achieved, the restrictions on 40% of each officer’s shares of restricted stock will lapse on the later of November 9, 2006 or the date the Compensation Committee determines the Threshold Performance Metrics have been achieved. If the Threshold Performance Metrics are not achieved all such shares will be forfeited.

The restrictions on up to an additional 40% of an officer’s shares of restricted stock will lapse to the extent PTC achieves a second set of specified revenue and operating margin results (the “Target Performance Metrics” and, together with the Threshold Performance Metrics, the “Performance Metrics”). The portion of the second 40% of the shares of restricted stock with respect to which the restrictions will lapse increases proportionately based on PTC’s achievement of the Target Performance Metrics, with the restrictions on the full 40% of the respective shares of restricted stock lapsing if PTC achieves the Target Performance Metrics. If and to the extent the Target Performance Metrics are achieved, the restrictions on each officer’s shares of restricted stock will lapse on the later of November 9, 2006 or the date the Compensation Committee determines the Target Performance Metrics have been achieved.

The restrictions on the final 20% of an officer’s restricted shares will lapse only if PTC achieves an additional specified operating expense metric (the “Operating Expense Metric”). If the Operating Expense Metric is achieved, the restrictions on an officer’s shares of restricted stock will lapse on the later of November 9, 2006 or the date the Compensation Committee determines such Operating Expense Metric has been achieved.

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In order to provide an additional performance incentive, if PTC exceeds the Target Performance Metrics and achieves an additional specified upside operating expense metric (the “Upside Operating Expense Metric”), each officer would become eligible for an additional specified cash bonus (the “Upside Bonus”). This Upside Bonus would not be paid unless the Upside Operating Expense Metric was achieved and would increase proportionately based on PTC’s total revenues achieved above the Target Performance Metrics. The aggregate value of the Upside Bonuses that may be paid under the 2006 EIP is $1,187,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: November 16, 2005	By:	/s/ Aaron C. von Staats
Aaron C. von Staats Senior Vice President, General Counsel and Clerk

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